Exhibit 99.1

PRESS RELEASE

AEON Biopharma, Inc. Announces Pricing of Approximately $20.0 Million Underwritten Public Offering

IRVINE, Calif., January 6, 2025 – AEON Biopharma, Inc. (NYSE: AEON) (the “Company”), a clinical-stage biopharmaceutical company focused on developing a botulinum toxin complex under a 351(k) biosimilar pathway, today announced the pricing of a firm commitment underwritten public offering with gross proceeds to the Company expected to be approximately $20.0 million, before deducting underwriting fees and other estimated offering expenses payable by the Company.

The offering consists of 40,000,000 Common Units (or Pre-Funded Units), each consisting of (i) one (1) share of Common Stock or one (1) Pre-Funded Warrant, (ii) one (1) Series A Registered Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $0.625 (the “Series A Warrants”) and (iii) one (1) Series B Registered Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $0.625 the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). The public offering price per Common Unit is $0.50 (or $0.4999 for each Pre-Funded Unit, which is equal to the public offering price per Common Unit to be sold in the offering minus an exercise price of $0.001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Unit sold in the offering, the number of Common Units in the offering will be decreased on a one-for-one basis. The initial exercise price of each Series A Warrant is $0.625 per share of Common Stock. The Series A Warrants are exercisable following stockholder approval and expire sixty (60) months thereafter. The number of securities issuable under the Series A Warrants is subject to adjustment as described in more detail in the report on the Company’s Current Report on Form 8-K filed with the SEC in connection with the offering (the “8-K”). The initial exercise price of each Series B Warrant is $0.625 per share of Common Stock or pursuant to an alternative cashless exercise option. The Series B Common Warrants are exercisable following stockholder approval and expire thirty (30) months thereafter. The number of securities issuable under the Series B Warrants is subject to adjustment as described in more detail in the 8-K.

Solely to cover over-allotments, if any, the Company has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase additional shares of Common Stock and/or Warrants of (i) up to 15.0% of the number of shares of Common Stock sold in the offering, (ii) up to 15.0% of the number of Series A Warrants sold in the offering and (iii) up to 15.0% of the number of Series B Warrants sold in the offering. The purchase price to be paid per additional share of Common Stock will be equal to the public offering price of one Common Unit (less $0.00001 allocated to each full Warrant), less the underwriting discount. The purchase price to be paid per additional Warrant will be $0.001.

“We are pleased to reinforce our balance sheet with the capital needed to continue the development of ABP-450 as a biosimilar to BOTOX® for therapeutic uses,” said Marc Forth, President and CEO of AEON Biopharma. “We believe the capital raised in this offering is sufficient to fund operations through 2025 and will facilitate the execution of the comparative analytical studies needed under the 351(k) regulatory pathway. We are planning for a Biosimilar Biological Product Development (BPD) Type 2 meeting in 2025 to discuss the outcome of these studies and determine next steps.”

Aggregate gross proceeds to the Company are expected to be approximately $20.0 million. The transaction is expected to close on or about January 7, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering, together with its existing cash, for general corporate purposes and working capital.

PRESS RELEASE

Aegis Capital Corp. is acting as the sole book-running manager for the Offering on a firm commitment basis. Sichenzia Ross Ference Carmel LLP is acting as counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-281562) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on August 21, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada and European Medicines Agency. The product is approved as a biosimilar in Mexico and India. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

PRESS RELEASE

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; and (vi) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Contacts

Investor Contact:

Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma